Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Goldman Sachs Trust of our report dated October 25, 2024, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended August 31, 2024. We also consent to the reference to us under the heading “Experts”, “Representations and Warranties”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, MA

August 8, 2025

Appendix A

Fund Book	Fund	Period
Fundamental Equity Value Funds	Goldman Sachs Focused Value Fund	September 01, 2023 – August 31, 2024

Fundamental Equity Growth Funds	Goldman Sachs Strategic Growth Fund	September 01, 2023 – August 31, 2024

Fundamental Equity Growth Funds	Goldman Sachs Enhanced U.S. Equity Fund (formerly known as Goldman Sachs Enhanced Core Equity Fund)	September 01, 2023 – August 31, 2024

Fundamental Equity Growth Funds	Goldman Sachs Technology Opportunities Fund	September 01, 2023 – August 31, 2024